UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011 (April 28, 2011)

SeaCube Container Leasing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-34931	98-0655416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Maynard Drive
Park Ridge, New Jersey	07656

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 391-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 28, 2011, SeaCube Container Leasing Ltd. (the “Company”) executed a $50 million unsecured term loan agreement (the “Loan Agreement”) with Wells Fargo Bank, N.A., as Administrative Agent, Apollo Investment Corporation, as Sole Lead Arranger, and the lenders listed therein.  The Company will use the net proceeds of the loan to purchase containers and for other general business purposes.  The Loan Agreement has a five-year term, with a maturity date of April 28, 2016.  The borrowing under the Loan Agreement generally bears interest at the rate per annum of 11%.  The Company's obligations under the Loan Agreement are guaranteed by certain subsidiaries of the Company (collectively, the “Guarantors”).

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things and subject to exceptions set forth in the Loan Agreement, limitations on the incurrence of liens, the incurrence of indebtedness, the ability to make dividends and distributions, as well as redeem and repurchase equity interests, and acquisitions, mergers, consolidations and sales of assets.
The obligation of the Company to pay amounts outstanding under the Loan Agreement may be accelerated upon the occurrence of an “Event of Default” as defined in the Loan Agreement. Such Events of Default include, among others, (a) the Company’s failure to pay the principal of, or interest on, borrowings under the Loan Agreement, (b) any representation or warranty of the Company proving to be materially false or misleading, (c) the breach of any of the covenants contained in the Loan Agreement, and (d) the bankruptcy or insolvency of the Company or its subsidiaries.

The foregoing description of the terms of the Loan Agreement is not complete and is qualified in its entirety by the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

10.1
Term Loan Agreement, dated as of April 28, 2011  among SeaCube Container Leasing Ltd., as the Borrower, the guarantors named  therein, as Guarantors, the lenders listed therein, Wells Fargo Bank N.A., as Administrative Agent and Apollo Investment Corporation, as Sole Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACUBE CONTAINER LEASING LTD.
(Registrant)

By: /s/ Stephen P. Bishop
Stephen P. Bishop
Chief Operating Officer and Chief Financial Officer

Date: April 29, 2011

EXHIBIT INDEX
Exhibit Number	Description

10.1
Term Loan Agreement, dated as of April 28, 2011  among SeaCube Container Leasing Ltd., as the Borrower, the guarantors named  therein, as Guarantors, the lenders listed therein, Wells Fargo Bank N.A., as Administrative Agent and Apollo Investment Corporation, as Sole Lead Arranger.